EXHIBIT 5

SECTION 1350 CERTIFICATIONS

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350 of chapter 63 of title 18 of the United States Code), the undersigned officer of Dorel Industries Inc. (the “Company”), hereby certifies, to such officer’s knowledge, that:

This annual report on Form 40-F for the year ended December 30, 2006 (the “Report”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Martin Schwartz
Martin Schwartz
President and Chief Executive Officer

Date: March 30, 2007

A signed original of this written statement required by Section 906 has been provided to Dorel Industries Inc. and will be retained by Dorel Industries Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

EXHIBIT 5 (Cond’t)

SECTION 1350 CERTIFICATIONS

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350 of chapter 63 of title 18 of the United States Code), the undersigned officer of Dorel Industries Inc. (the “Company”), hereby certifies, to such officer’s knowledge, that:

This annual report on Form 40-F for the year ended December 30, 2006 (the “Report”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jeffrey Schwartz
Jeffrey Schwartz
Chief Financial Officer

Date: March 30, 2007

A signed original of this written statement required by Section 906 has been provided to Dorel Industries Inc. and will be retained by Dorel Industries Inc. and furnished to the Securities and Exchange Commission or its staff upon request.